As filed with the Securities and Exchange Commission on April 3, 2001

                           Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------
                                    FORM S-3

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933
                             ----------------------
                       INTELIDATA TECHNOLOGIES CORPORATION

             (Exact name of registrant as specified in its charter)

Delaware                                                              54-1820617
(State or Other       11600 Sunrise Valley Drive, Suite 100     (I.R.S. Employer
Jurisdiction of             Reston, Virginia 20191           Identification No.)
Incorporation or               (703) 259-3000
Organization)   (Address,  including zip code, and telephone number, inclu- ding area code, of Registrant's principal executive offices)

                            -------------------------
                             Albert N. Wergley, Esq.
                       Vice President and General Counsel

                       InteliData Technologies Corporation

                      11600 Sunrise Valley Drive, Suite 100

                             Reston, Virginia 20191

                                 (703) 259-3000
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                   Copies to:

                                 David M. Carter

                                Hunton & Williams

                        Bank of America Plaza, Suite 4100

                           600 Peachtree Street, N.E.

                           Atlanta, Georgia 30308-2216

                            -------------------------

      Approximate date of commencement of the proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment, please check the following box.

-----

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X

                                             -----

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective statement for the same offering. _________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                         CALCULATION OF REGISTRATION FEE


==============================================================================================================================
         Title of Each Class                               Proposed Maximum Offering
           of Securities to               Amount to be               Price              Proposed Maximum      Amount of
            be Registered                  Registered              Per Share           Aggregate Offering   Registration
                                                                                             Price             Fee (1)
------------------------------------------------------------------------------------------------------------------------------
         Common Stock, $0.001             6,900,000 shares          $3.77                $26,013,000          $6,504
            par value
==============================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) on the basis of $3.77 per share, which was the average of the high and low prices of the common stock as quoted on the Nasdaq National Market on March 28, 2001.

(2) This Registration  Statement also relates

to the rights to purchase shares of Series A Cumulative Preferred Stock of the Registrant which are attached to all shares of Common Stock issued pursuant to terms of the Registrant's Rights Agreement, dated as of January 21, 1998. Until the occurrence of certain prescribed events, the rights are not exercisable, are evidenced only by the certificates for the Common Stock and will be transferred with and only with the Common Stock. Because no separate consideration is paid for the rights, the registration fee therefor is included in the fee for the Common Stock.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                   SUBJECT TO COMPLETION, DATED APRIL 3, 2001
                              P R O S P E C T U S
                              -------------------
                                6,900,000 Shares

                             INTELIDATA TECHNOLOGIES

                                   CORPORATION

                                  Common Stock

                              ---------------------


     This prospectus relates to the offer and sale from time to time of up to 6,900,000 shares of our common stock that we have issued to an escrow agent for the benefit of the selling stockholders named in this prospectus. The selling stockholders shall receive from the escrow agent the shares being registered by this prospectus as the result of our acquisition of Home Account Holdings, Inc. pursuant to an agreement and plan of merger, dated as of January 11, 2001.

     The selling stockholders identified in this prospectus, or their pledgees, donees, transferees or other successors-in-interest, may sell the shares of our common stock at various times and in various types of transactions, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. Shares may be sold at the market price of the common stock at the time of a sale, at prices relating to the market price over a period of time or at prices negotiated with the buyers of shares. We do not know, however, when the proposed sales of the shares by the selling stockholders will occur. More detailed information concerning the distribution of the shares is contained in the section of this prospectus entitled "Plan of Distribution" which begins on page [__].

     We are registering the offer and sale of the shares of common stock to satisfy our contractual obligations to provide the selling stockholders with freely tradable shares. We will not receive any of the proceeds from the sale of the shares.

     Our common stock is listed on the Nasdaq National Market under the trading symbol "INTD." The reported closing price on the Nasdaq National Market on April 2, 2001 was $3.88 per share.

     You should consider carefully the Risk Factors beginning on page [6] of this prospectus before purchasing any of the Common Stock offered hereby.

                              ---------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is _________ __, 2001

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any state where the offer or sale is not permitted.

                                TABLE OF CONTENTS

                                                                            PAGE

                                                                            ----
         The Company.....................................................
         Forward Looking Information.....................................
         Risk Factors....................................................
         Use of Proceeds.................................................
         Selling Stockholders............................................
         Plan of Distribution............................................
         Legal Matters...................................................
         Experts.........................................................
         Where You Can Find More Information.............................
         Information Incorporated by Reference...........................

     You should rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. The selling stockholders, as defined below, are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the shares of common stock.

     In this prospectus, "selling stockholders" refers to the persons identified in the section titled "Selling Stockholders" on page [__].

     In this prospectus, "InteliData," "we," "us" and "our" refer to InteliData Technologies Corporation.

                               PROSPECTUS SUMMARY

     This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, especially the risk of investing in our common stock discussed under the section "Risk Factors" beginning on page [__].

                                   THE COMPANY

     InteliData develops and markets software products and consulting services for the financial services industry. We supply Internet banking, electronic bill presentment and payment, or EBPP, software to financial institutions that want to provide their own remote banking services. We also serve as an application service provider, or ASP, by providing Internet hosting and service bureau solutions to financial institutions, including bankcard issuers.

     We develop and market software products and services to assist financial institutions in their Internet banking and electronic bill payment initiatives. The products are designed to assist consumers in accessing and transacting business with their financial institutions electronically, and to assist financial institutions in connecting to and transacting business with third party processors. The services focus on providing these same services to financial institutions, including bankcard issuers, on an outsourced basis, as well as consulting and maintenance agreements that support our products.

     Our principal executive offices are located at 11600 Sunrise Valley Drive, Suite 100, Reston, Virginia 20191, and our telephone number is (703) 259-3000.

                               RECENT DEVELOPMENTS

     On January 11, 2001, we acquired Home Account Holdings, Inc. and its operating subsidiary, Home Account Network, Inc., by means of the merger of one of our wholly owned subsidiaries with and into Home Account Holdings, with Home Account Holdings surviving the merger. Under the terms of the merger agreement, we purchased Home Account Holdings for approximately $320,000 in cash and 6,900,000 shares of our common stock. Home Account Holdings is now a wholly owned subsidiary of InteliData.

     Home Account Holdings is an application services and software provider to financial institutions for the delivery of financial products and services over the Internet. Home Account Holdings provides a suite of UNIX-based Internet banking and electronic bill presentment and payment products and services in an application services provider environment.

                                  THE OFFERING

Common stock offered by selling stockholders................6,900,000
Use of proceeds.............................................We will not receive any proceeds from
                                                            the sale of shares
                                                            in this offering
Nasdaq National Market symbol...............................INTD

                           FORWARD-LOOKING INFORMATION

     This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Our actual results may differ materially from those projected in the forward-looking statements as a result of the risk factors set forth below. In particular, please review the sections captioned "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our annual report on Form 10-K for the fiscal year ended December 31, 2000, which report is incorporated herein by reference, and such section of any subsequently filed Exchange Act reports. We wish to caution you that such risks and uncertainties include, but are not limited to:

o our ability to successfully assimilate and retain the employees of Home Account and integrate the products of Home Account with our products;

o our ability to realize the cost savings anticipated by eliminating personnel and facilities;

o our ability to retain customers and subscribers as a result of the acquisition of Home Account;

o our ability to realize anticipated revenues following the acquisition of Home Account;

o our ability to increase our recurring revenues and profits through our ASP business model;

o    our ability to complete product implementations in required time frames;

o the impact of competitive products, pricing pressure, product demand and market acceptance risks;

o the pace of consumer acceptance of home banking and reliance on our bank clients to increase usage of Internet banking by their customers;

o    mergers and acquisitions;

o    the risk of integration of our technology by large software companies;

o the ability of financial institution customers to implement applications in the anticipated time frames or with the anticipated features, functionality or benefits;

o    our reliance on key strategic alliances and newly emerging technologies;

o our ability to leverage our Spectrum relationship into new business opportunities in the EBPP market;

o the on-going viability of the mainframe marketplace and demand for traditional mainframe products;

o    our ability to attract and retain key employees;

o    the availability of cash for long-term growth;

o    product obsolescence;

o    our ability to reduce product costs;

o    fluctuations in our operating results;

o    our ability to continue funding operating losses;

o    delays in development of highly complex products; and

o other risks detailed from time to time in our filings with the Securities and Exchange Commission.

     In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "could," "would," "expects," "plans," "anticipates," "believes," "estimates," "projects," "predicts," "potential," and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in this prospectus in greater detail under the heading "Risk Factors." In connection with forward-looking statements which appear in these disclosures, prospective purchasers of the shares offered hereby should carefully consider the factors set forth in this prospectus under "Risk Factors." Also these forward-looking statements represent our estimates and assumptions only as of the date of this prospectus.

                                  RISK FACTORS

     Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below before making an investment decision. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

     If any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected. In that case, the trading price of our common stock could decline, and you could lose all or part of your investment.

     This prospectus contains forward-looking statements that involve risk and uncertainties. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of a variety of factors, including those set forth in the following risk factors and elsewhere in, or incorporated by reference into, this prospectus. In evaluating an investment in the shares of common stock you should consider carefully the following risk factors in addition to the other information presented in this prospectus or incorporated by reference into this prospectus.

Risks Factors Associated with Our Acquisition of Home Account Holdings
----------------------------------------------------------------------


     The acquisition costs associated with our purchase of Home Account Holdings may exceed the benefits we ultimately realize, which could have an adverse effect on our business, operations and financial condition.

     If the costs associated with the acquisition of Home Account Holdings ultimately exceed the benefits realized, we may experience increased losses which could cause a decline in the price of our common stock on the Nasdaq National Market and which could have an adverse effect on our business, operations and financial condition.

     Failure to achieve anticipated synergies and other benefits could have an adverse effect on our business, operations and financial condition.

     If we do not achieve the anticipated synergies, increased revenues, such as recurring revenues resulting from our ASP business model, cost savings, such as cost savings from the elimination of facilities and personnel, and other benefits of the acquisition as quickly or to the extent anticipated, our business, operations and financial condition could suffer. If we do not successfully integrate Home Account Holdings' operations and personnel in a timely manner or effectively manage Home Account Holdings, the benefits of the acquisition may not be achieved and key personnel may be lost. In addition, current and prospective employees of Home Account Holdings and InteliData may experience uncertainty about their future roles with us as a result of the acquisition of Home Account Holdings or the failure to successfully integrate the operations and personnel of Home Account Holdings.

     Any loss in our customer base and any failure to further expand our customer base could have an adverse effect on our business, operations and financial condition.

     If we do not timely and seamlessly integrate Home Account Holdings' technology, products, operations and services with our own, we may lose existing customers of Home Account Holdings or InteliData. Additionally, if our combined products and services do not provide our customers with the products and services that they require, we could lose existing customers or fail to attract new customers. Any loss in our customer base and any failure to further expand our customer base could have an adverse effect on our business, operations and financial condition.

     If we do not timely and effectively integrate Home Account Holdings' technology, products and services, or if our employees spend additional time on integration efforts, we could experience increased operating expenses.

         If we do not successfully integrate Home Account Holdings' technology, products and services, many of the potential benefits of the acquisition may not be realized. We intend to integrate Home Account Holdings' technology into our own products and services in addition to offering Home Account Holdings' products and

services separately. We may not be able to fully integrate Home Account Holdings' technology. Additionally, we may be required to spend additional time or money on integration that would otherwise be spent on developing our technology, products and services. If we do not timely and effectively integrate Home Account Holdings' technology, products and services, or if our employees spend additional time on integration efforts, we could experience increased operating expenses, which could have an adverse effect on our business, operations and financial condition.

Risk Factors Particular to Our Company

--------------------------------------

     Our operating results fluctuate which could have an adverse effect on our business, operations and financial condition.

     Our quarterly operating results have varied significantly in the past, and it is likely that they will vary greatly in the future. Some of the factors that will likely cause our operating results to fluctuate are:

     o    the size and timing of customer orders;

     o    changes in our pricing policies or those of our competitors;

     o    new product introductions or enhancements by our competitors or by us;

     o delays in the introduction of new products or product enhancements by our competitors or by us;

     o customer order deferrals by our customers in anticipation of upgrades and new products;

     o    market acceptance of new products;

     o    the  timing  and  nature  of  sales,   marketing,   and  research  and
          development expenses by our competitors or by us; and,

     o other changes in operating expenses, personnel changes and general economic conditions.

     Additionally, certain banks and other financial institutions have recently combined or are proposing to combine, and we are unable to assess the future effect that those combinations and other possible consolidations in the banking industry will have upon us. No assurance can be given that quarterly variations in our operating results will not occur in the future, and accordingly, the results of any one quarter may not be indicative of the operating results for future quarters.

     We may require additional capital, which we may not be able to obtain, to be able to fund future operating losses, working capital needs and capital expenditures.

     The expansion and development of our business may require additional capital in the future to fund our operating losses, working capital needs and capital expenditures. The capital markets are very volatile and we may not be able to obtain future equity or debt financing in the future on satisfactory terms or at all. Our failure to generate sufficient cash flows from sales of products and services or to raise sufficient funds may require us to delay or abandon some or all of our development and expansion plans or otherwise forego market opportunities. Our inability to obtain additional capital on satisfactory terms may delay or prevent the expansion of our business, which could cause our business, operating results and financial condition to suffer.

     Rapidly changing technologies could make our products obsolete which may adversely effect our business, operations and financial conditions.

     Our business activities are concentrated in fields characterized by rapid and significant technological advances. It is possible that our products and services will not remain competitive technologically or that our products, processes or services will not continue to be reflective of such advances. The following, among other factors, may adversely affect our ability to be technologically competitive:

     o our competitors may develop other technologies that could render our products and services noncompetitive or obsolete;

     o we may be unable to locate, hire and retain management and other key personnel with the skills and abilities required to further advance and develop our software products and services and to maintain our technological competitiveness;

     o we may be unable to introduce new products or product enhancements that achieve timely market acceptance and meet financial institutions' or Internet banking or EBPP customers' needs;

     o we may encounter unanticipated technical, marketing or other problems or delays relating to new products, features or services that we recently introduced or that we may introduce in the future;

     o we may be unable to keep pace with our competitors' spending on research and development of new products because most of our competitors and potential competitors have significantly greater financial, technological and research and development resources than we have;

     o we may be unable to develop, produce and market new products as cheaply as our competitors and we may not be able to offer new products to customers at a competitive price; and,

     o we may be unable to leverage our relationship with Spectrum (a consortium of banks aligned to invest in the development of an EBPP solution) into new business opportunities in the EBPP market.

     An inability to compete  successfully  in an  increasingly  competitive and
crowded  marketplace  could  adversely  affect  our  business,   operations  and
financial conditions.

     The market for Internet banking and other interactive financial products and services is highly competitive and subject to rapid innovation and technological change, shifting consumer preferences and frequent new product introductions. A number of corporations, including S-1 Corporation, Corillian Corporation, Financial Fusion, Inc., Digital Insight, Inc., and Incurrent Solutions, Inc., some of which have greater resources than us, offer products and services that compete directly with the products and services we offer. We expect the number of competitors in the Internet banking and EBPP products and services industry to expand greatly as a result of the popularity of the Internet and widespread ownership of personal computers. We foresee our future competitors as including:

     o banks that have already developed (or plan to develop) Internet banking and EBPP products for their own customers, with the possibility of offering the products to other banks and other banks' customers;

     o non-banks that may develop Internet banking and EBPP products to offer to banks; and,

     o computer software and data processing companies that currently offer, or will offer Internet banking and EBPP services through the use of their broad distribution channels that may be used to bundle competing products directly to end-users or purchasers.

     Our stock price fluctuates significantly and could adversely affect our business, operations and financial condition.

     It is likely that in the future our common stock will continue to experience the significant volatility it has experienced in the past. Our common stock is traded on the Nasdaq National Market. The stock market,

particularly in recent years, has experienced volatility that has been especially acute with respect to high technology-based stocks such as ours. The volatility of technology-based and development stage stocks has often been unrelated to the operating performance of the companies represented by the stock. Factors such as announcements of the introduction of new products or services by our competitors or by us, market conditions in the banking and other emerging growth company sectors and rumors relating to our competitors or us have had a significant impact on the market price of our common stock in the past.

     We possess limited patent or registered intellectual property rights with respect to our technology and any loss or infringement of those rights could cause us to lose a valuable competitive advantage or incur costly litigation expenses that could have an adverse effect on our business, operations and financial condition.

     We possess limited patent or registered intellectual property rights with respect to our technology. We depend, in part, upon our proprietary technology and know-how to differentiate our products from those of our competitors and work independently and from time to time with third parties with respect to the design and engineering of our own products. We also rely on a combination of contractual provisions, trademarks, and trade secret laws to protect our proprietary technology. There can be no assurance, however, that we will be able to protect our technology or successfully develop new technology or gain access to such technology, that third parties will not be able to develop similar technology independently or design around our intellectual property rights, that competitors will not obtain unauthorized access to our proprietary technology, that third parties will not misuse the technology to which we have granted them access, or that our contractual or legal remedies will be sufficient to protect our interests in our proprietary technology. Enforcing or defending our intellectual property rights could be very expensive. If we cannot preserve our intellectual property rights, we may be at a competitive disadvantage.

     Claims Against Us for Infringement of Another Party's Intellectual Property Rights Could Cause Us to Incur Costly Litigation Expenses or Impact Our Ability to Offer Products or Services to Our Market

     The Internet banking software and services industry has become an area of substantial litigation concerning intellectual property rights. Claims of infringement by third parties could have a significant adverse impact on our business. The expenses associated with defending claims, even if successful, are often significant. In the event that we were found to infringe a third party's rights, we would be required to enter into a royalty arrangement to continue to offer the infringing products and services. If we were unable to obtain acceptable royalty terms, we would be forced to discontinue offering the infringing products and services or modify the products and services to become non-infringing. This could result in the significant loss of revenues or considerable additional expense.

     Delays in the development of new products or in the implementation of new or existing products at customer locations and defects or errors in the products we sell could adversely affect our business, operations and financial condition.

     We may experience delays in the development of the software and computing systems underlying our products and services. Additionally, we may experience delays when implementing our products at customer locations, and customers may be unable to implement our products in the time frames and with the functionalities that they expect or require. There can be no assurance that, despite our testing, errors will not be found in the underlying software, or that we will not experience development delays, resulting in delays in the shipment of our products, the commercial release of our products or in the market acceptance of our products, each of which could have a material adverse effect on our business, operations and financial condition.

     We are dependent on key personnel, the loss of whom could adversely affect our business, operations and financial condition. Additionally, we will need to locate, hire and retain additional qualified personnel to continue to grow our business.

     Our performance is substantially dependent on the performance of our executive officers and key employees. We depend on our ability to retain and motivate high quality personnel, especially management and

skilled development teams. The loss of services of any of our executive officers or other key employees could have a material adverse effect on our business, operations or financial condition.

     Our future success also depends on our continuing ability to identify, hire, train and retain other highly qualified technical and managerial personnel. Competition for such personnel is intense, and there can be no assurance that we will be able to attract, assimilate or retain other highly qualified technical and managerial personnel in the future. The inability to attract and retain the necessary technical and managerial personnel could have a material adverse effect upon our business, operations or financial condition.

     Certain provisions of Delaware law, our certificate of incorporation and bylaws make a takeover by a third-party difficult.

     Certain provisions of Delaware law and of our certificate of incorporation and bylaws could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us. These provisions include:

     o a provision allowing us to issue preferred stock with rights senior to those of the common stock without any further vote or action by the holders of common stock. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of the common stock. In certain circumstances, such issuance could have the effect of decreasing the market price of the common stock;

     o the existence of a stock rights plan that results in the dilution of the value of common stock held by a potential acquirer;

     o the existence of a staggered board of directors in which there are three classes of directors serving staggered three-year terms, and thereby expanding the time required to change the composition of a majority of directors and perhaps discouraging someone from making an acquisition proposal for us;

     o the bylaws' requirement that stockholders provide advance notice when nominating our directors;

     o the inability of stockholders to convene a stockholders' meeting without the meeting first being called by the chairman of the board of directors or the secretary at the request of a majority of the directors; and,

     o the application of Delaware law prohibiting us from entering into a business combination with the beneficial owner of 15% or more of our outstanding voting stock for a period of three years after the 15% or greater owner first reached that level of stock ownership, unless certain criteria are met.

Risk Factors Associated With Our Industry

-----------------------------------------

     The Internet banking and EBPP industries are relatively new and developing markets, and our success depends on the acceptance and growing use of Internet banking and electronic bill presentment and payment .

     Internet banking and EBPP continue to be developing markets. Our future financial success in the relatively new Internet banking and EBPP marketplace depends, in part, upon:

     o consumer acceptance of, and financial institutions' support for, Internet banking and EBPP technologies;

     o continued growth in personal computer sales and the number of personal computers with Internet access and continued reductions in the cost of personal computers and Internet access;

     o the degree of financial institutions' success in marketing the Internet banking and EBPP products to their customers and the ability of these institutions to implement applications in anticipated time frames or with anticipated features and functionalities; and,

     o the continued absence of regulatory controls and oversight of the Internet and electronic commerce.


     Even if this market experiences substantial growth, there can be no assurance that our products and services will be commercially successful or that we will benefit from such growth. Therefore, there can be no assurance as to the timing, introduction, or market acceptance of, or necessary regulatory approvals for, our products and services.

     Concerns related to system security and consumer protections could prevent the widespread acceptance of Internet banking and EBPP and could adversely affect our business, operations and financial condition.

     The willingness of consumers and financial institutions to use personal computer and Internet-based banking, bill payment and other financial services will depend, in part, upon the following factors:

     o our ability to protect consumer information relating to personal computer and Internet-based banking and other financial services against the risk of fraud, counterfeit and technology failure;

     o    the  frequency of  interruptions,  delays and  cessation in service to
          financial   institutions  and  individuals   resulting  from  computer
          viruses, break-ins or other problems;

     o the increase in the cost of our services and products, as well as the cost to up-grade the services and products to keep pace with rapidly changing computer and Internet technologies, may be increased by expenditures of capital and resources to reduce security breaches, break-ins and computer viruses; and,

     o the erosion of public and consumer confidence in the security and privacy of Internet banking and EBPP.

     The threat of increased government regulation of the Internet and the continuing legal uncertainty and potential liabilities associated with sharing personal and financial information on the Internet could adversely affect our business, operations and financial condition.

     Our products rely on the cost-effectiveness of, and ease of access to, the Internet. There are currently few laws or regulations directly applicable to, or commerce or other communications on, the Internet. However, due to the increasing popularity and use of the Internet, it is possible that new laws and regulations may be adopted with respect to the Internet, covering issues such as user privacy, the collection or processing of personal information, copyright infringement and the pricing, characteristics and quality of products and services. Consumers' concerns relating to privacy, security and increasing regulation could hinder the use of the Internet and the growth of our business. The adoption of restrictive laws or regulations may increase the cost of doing business over the Internet. The application to the Internet of existing laws and regulations governing such issues as property ownership and personal privacy is subject to substantial uncertainty. Mandatory privacy and security standards and protocols are still being developed by government agencies, and we may incur significant expenses to comply with any requirements that are ultimately adopted. Our financial institution customers require that our products and services

will permit them to operate in compliance with all applicable laws and regulations. We may become subject to direct regulation as the market for our products and services evolves. Additionally, current or new government laws and regulations, or the application of existing laws and regulations, may expose us to significant liabilities or otherwise impair our ability to achieve our strategic objectives through increased operating costs or reduced market acceptance. If Internet use does not grow as a result of privacy or security concerns, increasing regulation or for other reasons, the sale of Internet banking and electronic bill presentment and payment products would be hindered and our business, operations and financial condition would be adversely affected.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders. All proceeds from the sale of the shares of common stock will be received directly by the selling stockholders. See "Selling Stockholders."

                              SELLING STOCKHOLDERS

     The table below sets forth estimated information with respect to the number and percentage of shares of our common stock transferred to the escrow agent for the benefit of the selling stockholders and the number of shares being offered for sale by the selling stockholders. This estimated information is based on the assumptions discussed below.

     Pursuant to the terms of the merger agreement and ancillary agreements, we issued 6,900,000 shares of our common stock to an escrow agent to be held for the benefit of the former security holders of Home Account Holdings as part of the purchase price for Home Account Holdings. The 6,900,000 shares were deposited into escrow following the closing of the merger and are subject to be released over time to the selling stockholders in accordance with the provisions of the merger agreement and ancillary agreements. The terms of the merger agreement and ancillary agreements make it uncertain how many shares of common stock, and in certain cases whether any shares of comon stock, will be allocated to any particular selling stockholder.

     Of these 6,900,000 shares, 5,900,000 shares will be released over time to the selling stockholders in accordance with the transfer restriction provisions of the merger agreement and ancillary agreements, with the exact number of shares to be released and the release dates subject to future events, as provided in the merger agreement and ancillary agreements. Six hundred and ninety thousand shares will be released to certain of the selling stockholders commencing upon effectiveness of this registration statement. Another 1,035,000 shares will be released to certain selling stockholders commencing the 90th day following effectiveness of this registration statement. The remaining shares (other than those held in escrow for possible indemnity claims) will be released on January 12, 2002.

     Barring any indemnification claims of InteliData prior to March 31, 2002, the remaining 1,000,000 shares of our common stock will be released on that date to the selling stockholders in accordance with the provisions of the merger agreement and ancillary agreements.

     The table below sets forth the amount of shares that would be received by each of the selling stockholders assuming (i) all 6,900,000 shares are released from escrow to the selling stockholders, (ii) these shares are released as of April 1, 2001, and (iii) a market price for the shares of our common stock of $3.77 per share, which was the average of the high and low sales prices of our common stock on Nasdaq on March 28, 2001. While the aggregate number of shares will not be higher than 6,900,000, the actual number that will ultimately be beneficially owned by an individual selling stockholder may be higher or lower depending on the outcome of certain assumptions referred to above, including the actual market price of the shares of common stock at the times when shares are released from escrow. Except as indicated below, none of the selling stockholders has had any position, office or other material relationship within the past three years with us or our affiliates.


------------------------------------ ---------------------------- -------------------------- ---------------------------
                                       Shares of Common Stock                                  Shares of Common Stock
                                      Beneficially Owned Before                               Beneficially Owned After
                                            This Offering             Number of Shares             This Offering
        Selling Stockholder                                             Being Offered

------------------------------------ ---------------------------- -------------------------- ---------------------------
                                        Number        Percent                                          Number
------------------------------------ ------------ --------------- -------------------------- --------------------------
Gail F. Bronson                            1,135        *                             1,135              0
------------------------------------ ------------ --------------- -------------------------- --------------------------
eOne Global, L.P.                        414,297        *                           414,297              0
------------------------------------ ------------ --------------- -------------------------- --------------------------
First Data Resources, Inc.               287,807        *                           287,807              0
------------------------------------ ------------ --------------- -------------------------- --------------------------
Brenda Granger<F1>                        60,099        *                            60,099              0
------------------------------------ ------------ --------------- -------------------------- --------------------------
David Kaplan<F1>                          65,107        *                            65,107              0
------------------------------------ ------------ --------------- -------------------------- --------------------------
Jack Kenney                               30,049        *                            30,049              0
------------------------------------ ------------ --------------- -------------------------- --------------------------
Joseph Lofshult<F1>                       45,074        *                            45,074              0
------------------------------------ ------------ --------------- -------------------------- --------------------------
Marsh & McLennan Capital

Professionals Fund, L.P.                   3,855        *                             3,855              0
------------------------------------ ------------ --------------- -------------------------- --------------------------
Marsh & McLennan Capital
Technology Professionals Venture

Fund                                      82,675        *                            82,675              0
------------------------------------ ------------ --------------- -------------------------- --------------------------
Marsh & McLennan Capital

Technology Venture Fund, L.P.            195,826        *                           195,826              0
------------------------------------ ------------ --------------- -------------------------- --------------------------
Marsh & McLennan Employees'
Securities Company, L.P.                   3,414        *                             3,414              0
------------------------------------ ------------ --------------- -------------------------- --------------------------
Mobius Management Systems, Inc.          321,691        *                           321,691              0
------------------------------------ ------------ --------------- -------------------------- --------------------------
NEA Enterprise Associates VIII

Limited Partnership                    1,064,995       2.3%                       1,064,995              0
------------------------------------ ------------ --------------- -------------------------- --------------------------
NEA Presidents Fund, L.P.                  6,854        *                             6,854              0
------------------------------------ ------------ --------------- -------------------------- --------------------------
NEA Ventures 1999, L.P.                      458        *                               458              0
------------------------------------ ------------ --------------- -------------------------- --------------------------
Oak VIII Affiliates Fund, L.P.            32,596        *                            32,596              0
------------------------------------ ------------ --------------- -------------------------- --------------------------
Oak Investment Partners VIII, L.P.     1,683,688       3.6%                       1,683,688              0
------------------------------------ ------------ --------------- -------------------------- --------------------------
William Pieper<F1>                        60,099        *                            60,099              0
------------------------------------ ------------ --------------- -------------------------- --------------------------
Preston Polk<F1>                          45,074        *                            45,074              0
------------------------------------ ------------ --------------- -------------------------- --------------------------
William L. Powar                           1,122        *                             1,122              0
------------------------------------ ------------ --------------- -------------------------- --------------------------
Douglas Skiba<F1>                         45,074        *                            45,074              0
------------------------------------ ------------ --------------- -------------------------- --------------------------
Eric Smith<F1>                            65,107        *                            65,107              0
------------------------------------ ------------ --------------- -------------------------- --------------------------
Ronald A. Terry                            2,367        *                             2,367              0
------------------------------------ ------------ --------------- -------------------------- --------------------------
Trident II, L.P.                         127,303        *                           127,303              0
------------------------------------ ------------ --------------- -------------------------- --------------------------
U.S. Bancorp Piper Jaffray               326,639        *                           326,639              0
------------------------------------ ------------ --------------- -------------------------- --------------------------
Vault Holdings, LLC                    1,695,312       3.7%                       1,695,312              0
------------------------------------ ------------ --------------- -------------------------- --------------------------
Charles White<F1>                        232,883        *                           232,883              0
------------------------------------ ------------ --------------- -------------------------- --------------------------

-------------------
*Less than 1%.
[FN]

     <F1>These selling stockholders served as officers of Home Account Holdings and became employees of InteliData following the merger. Mr. White is our Vice Chairman - Corporate Development and a director.

                              PLAN OF DISTRIBUTION

     The selling stockholders and any of their donees, transferees, pledgees, assignees and successors-in-interest may sell, from time to time, any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

     o    ordinary   brokerage   transactions  and  transactions  in  which  the
          broker-dealer solicits purchasers;

     o block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o    purchases  by  a   broker-dealer   as  principal  and  resale  by  the
          broker-dealer for its account;

     o over-the-counter distribution in accordance with the rules of the Nasdaq National Market;

     o    privately negotiated transactions;

     o    short sales;

     o broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

     o    a combination of any such methods of sale; and

     o    any other method permitted pursuant to applicable law.


     Under applicable rules and regulations under the Securities Exchange Act, any person engaged in a distribution of the shares of common stock covered by this prospectus may be limited in its ability to engage in market activities with respect to such shares. A selling stockholder, for example, will be subject to applicable provisions of the Securities Exchange Act and the rules and regulations under it, including, without limitation, Regulation M, which provisions may restrict certain activities of the selling stockholder and limit the timing of purchases and sales of any shares of common stock by the selling stockholder. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. The foregoing may affect the marketability of the shares offered by this prospectus.

     To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with selling stockholders. The selling stockholders may also sell our securities short and redeliver the shares to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares the broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction.

     The selling stockholder may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades. The selling stockholder may pledge its shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may offer and sell, from time to time, the pledged shares.

     The selling stockholder may sell shares directly to market makers acting as principals and/or broker-dealers acting as agents for itself or its customers. Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions, concessions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Market makers and block purchasers that purchase the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares in block transactions to market makers or other purchasers at a price per share that may be below the then-current market price. We cannot make assurances that all or any of the shares of common stock will be issued to, or sold by, the selling stockholder.

     In addition, any shares that qualify for sale pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

     The selling stockholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     In certain states, the applicable state securities laws will require a holder of shares desiring to sell its shares to sell its shares only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

     In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

     At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

                                  LEGAL MATTERS

     The validity of the common stock offered hereby will be passed upon for us by Hunton & Williams, Atlanta, Georgia.

                                     EXPERTS

     The consolidated financial statements of InteliData as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000, incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2000, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of Home Account Holdings as of December 31, 2000 and 1999 and for each of the two years in the period ended December 31, 2000, incorporated in this prospectus by reference from our Form 8-K, filed with the SEC on January 26, 2001 (as amended by Form 8-K/A, filed on March 26, 2001), have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements, and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any documents we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public on our web site at http://www.intelidata.com or at the SEC's web site at http://www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until all the shares registered by this prospectus are sold. This prospectus is part of a Registration Statement we filed with the SEC (Registration No. 333- ). The documents we incorporate by reference are:

     1. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

     2. Our Current Report on Form 8-K, filed with the SEC on January 26, 2001 (as amended by Form 8-K/A, filed on March 26, 2001);

     3. The description of our Common Stock contained in our Registration Statement on Form 8-B, as filed with the SEC on November 6, 1996; and

     4. The description of our Preferred Stock Purchase Rights contained in our Registration Statement on Form 8-A, as filed with the SEC on January 26, 1998.

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: Investor Relations, InteliData Technologies Corporation, 11600 Sunrise Valley Drive, Suite 100, Reston, Virginia 20191; telephone number (703) 259-3000.

     We have not authorized any dealer, salesperson or other person to give any information or to make any representations not contained in this prospectus or any Prospectus Supplement. You must not rely on any unauthorized information. This prospectus is not an offer of these securities in any state where an offer is not permitted. The information in this prospectus is current as of ______ __, 2001. You should not assume that this prospectus is accurate as of any other date.

                                 -------------

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ....
The Company..........................................
Forward-Looking Information..........................
Risk Factors.........................................
Use of Proceeds.....................................
Selling Stockholders.................................
Plan of Distribution.................................
Legal Matters........................................
Experts  ............................................
Where You Can Find More Information..................
Information Incorporated by Reference................


                       INTELIDATA TECHNOLOGIES CORPORATION

                                6,900,000 Shares

                                  Common Stock

                                 --------------

                                   PROSPECTUS

                                 --------------




                               _________ __, 2001

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.
--------  --------------------------------------------

     The following table sets forth the expenses to be borne by the Registrant in connection with the issuance and distribution of the securities being registered hereby other than underwriting discounts and commissions. All of such expenses are to be borne by the Selling Securityholders. All expenses other than the SEC registration fee are estimated.

         SEC registration fee..........................      $      6,504
         Accounting fees and expenses..................            10,000
         Legal fees and expenses.......................            25,000
         Miscellaneous.................................               496
                                                             --------------
              Total....................................      $     42,000
                                                             ==============

Item 15.  Indemnification of Directors and Officers.
--------  ------------------------------------------

     Section 145 of the Delaware General Corporation Law ("DGCL") authorizes, inter alia, a corporation generally to indemnify any person ("indemnitee") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, in a similar position with another corporation or entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. With respect to actions or suits by or in the right of the corporation; however, an indemnitee who acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation is generally limited to attorneys' fees and other expenses, and no indemnification shall be made if such person is adjudged liable to the corporation unless and only to the extent that a court of competent jurisdiction determines that indemnification is appropriate. Section 145 further provides that any indemnification shall be made by the corporation only as authorized in each specific case upon a determination by the (i) stockholders, (ii) board of directors by a majority voted of a quorum consisting of directors who were not parties to such action, suit or proceeding or (iii) independent counsel if a quorum of disinterested directors so directs, that indemnification of the indemnitee is proper because he has met the applicable standard of conduct. Section 145 provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     Article IX of the InteliData Technologies Corporation ("InteliData") Amended and Restated Certificate of Incorporation provides that InteliData shall indemnify any and all persons permitted to be indemnified by Section 145 of DGCL to the fullest extent permitted by the DGCL.

     Section 7.02 of the InteliData Bylaws, provides, in substance, that directors, officers, employees and agents shall be indemnified to the fullest extent permitted by Section 145 of the DGCL.

Item 16. Exhibits.
------------------

                                  EXHIBIT INDEX

       Exhibit

       Number                          Description

      --------                        -----------

          2.1 Agreement and Plan of Merger, dated as of January 11, 2001, by and among InteliData Technologies Corporation, InteliData MergerSub, Inc., Ronald Terry and Edward Glassmeyer, each in his capacity as a representative of the former stockholders of Home Account Holdings, Inc. and Home Account Holdings, Inc. (Incorporated herein by reference to the Company's Current Report on Form 8-K filed with the Commission on January 26, 2001, as amended on March 26, 2001.)

          3.1 Certificate of Incorporation of InteliData Technologies Corporation. (Incorporated herein by reference to Appendix IV to the Joint Proxy Statement/Prospectus included in the Registration Statement on Form S-4 filed with the Commission on August 29, 1996, as amended (File No. 333-11081).)

          3.1.1 Amendment to the Company's Certificate of Incorporation, providing for the designation of a Series A Participating Cumulative Preferred Stock. (Incorporated herein by reference to the Company's Registration Statement on Form S-8 filed with the Commission on December 21, 1999 (File No. 333-93227).)

          3.2 Bylaws of InteliData Technologies Corporation. (Incorporated herein by reference to Appendix V to the Joint Proxy Statement /Prospectus included in the Registration Statement on Form S-4 filed with the Commission on August 29, 1996, as amended (File No. 333-11081).)

          4.1 Rights Agreement, dated as of January 21, 1998, by and between the Company and American Stock Transfer & Trust Company, as Rights Agent. (Incorporated herein by reference to the Registration Statement on Form 8-A filed with the Commission on January 26, 1998).

         4.1.1 Amendment No. 1 dated May 24, 2000 to the Rights Agreement, dated as of January 21, 1998, by and between the Company and American Stock Transfer & Trust Company, as Rights Agent. (Incorporated herein by reference to the Current Report on Form 8-A/A filed with the Commission on July 6, 2000).

          4.2 Registration Rights Agreement, dated as of January 11, 2001, by and among InteliData Technologies Corporation and the persons listed on Exhibit A thereto. (Incorporated herein by reference to the Company's Current Report on Form 8-K filed with the Commission on January 26, 2001, as amended on March 26, 2001.)

          5.1 Opinion of Hunton & Williams regarding the legality of the securities being registered.


         10.11 Merger Consideration Escrow Agreement, dated as of January 11, 2001, by and among InteliData Technologies Corporation, Home Account Holdings, Inc., SunTrust Bank, as escrow agent, and Edward Glassmeyer and Ronald Terry, each in his capacity as a representative of the former stockholders of Home Account Holdings, Inc. (Incorporated herein by reference to the Company's Current Report on Form 8-K filed with the Commission on January 26, 2001, as amended on March 26, 2001.)

         10.12 Indemnity Escrow Agreement, dated as of January 11, 2001, by and among InteliData Technologies Corporation, Home Account Holdings, Inc., SunTrust Bank, as escrow agent, and Edward Glassmeyer and Ronald Terry, each in his capacity as a representative of the former stockholders of Home Account Holdings, Inc. (Incorporated herein by reference to the Company's Current Report on Form 8-K filed with the Commission on January 26, 2001, as amended on March 26, 2001.)

         10.13 Note and Fee Exchange Agreement, dated as of January 11, 2001, by and among InteliData Technologies Corporation, Home Account Holdings, Inc.,U.S. Bancorp Piper Jaffray and the persons listed on Exhibit A thereto. (Incorporated herein by reference to the Company's Current Report on Form 8-K filed with the Commission on January 26, 2001, as amended on March 26, 2001.)

          23.1 Consent of Deloitte & Touche LLP.

          23.2 Consent of Deloitte & Touche LLP.

          23.3 Consent of Hunton & Williams (included in Exhibit 5.1).

          24.1 Power of Attorney (included on the signature page of this Registration Statement).


Item 17.  Undertakings.
--------  -------------

(a)      The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Reston, Virginia, on April 3, 2001.

                                   INTELIDATA TECHNOLOGIES CORPORATION



                                   By: /s/  Alfred S. Dominick, Jr.
                                       ----------------------------
                                       Alfred S. Dominick, Jr.
                                       President and Chief Executive Officer
                                       (Principal Executive Officer)

                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated. Each of the directors and/or officers of InteliData Technologies Corporation whose signature appears below hereby appoints Albert N. Wergley and David M. Carter, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments to this registration statement, making such changes in the registration statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable InteliData Technologies Corporation to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

    Signature                      Title                                  Date
    ----------                     ------                              ---------


    /s/  Alfred S. Dominick, Jr.   President, Chief Executive      April 3, 2001
    ----------------------------   Officer and Director
       Alfred S. Dominick, Jr.     (Principal Executive Officer)


    /s/  William F. Gorog          Chairman of the Board           April 3, 2001
    ----------------------         and Director
    William F. Gorog


    /s/  Steven P. Mullins         Vice President, Chief           April 3, 2001
    ----------------------         Financial Officer and
    Steven P. Mullins              Treasurer (Principal
                                   Financial and Accounting
                                   Officer)

    /s/  Neal F. Finnegan          Director                        April 3, 2001
    ---------------------
    Neal F. Finnegan

    /s/  Patrick F. Graham         Director                        April 3, 2001
    ----------------------
    Patrick F. Graham

    /s/  John J. McDonnell, Jr.    Director                        April 3, 2001
    ---------------------------
    John J. McDonnell, Jr.


    /s/  L. William Seidman        Director                        April 3, 2001
    -----------------------
    L. William Seidman

    /s/  Norman J. Tice            Director                        April 3, 2001
    -------------------
    Norman J. Tice

    /s/_Charles A. White           Vice Chairman - Corporate       April 3, 2001
    --------------------           Development and Director
    Charles A. White

                                  EXHIBIT INDEX

                                  EXHIBIT INDEX

       Exhibit

       Number                          Description

      --------                        -----------

          2.1 Agreement and Plan of Merger, dated as of January 11, 2001, by and among InteliData Technologies Corporation, InteliData MergerSub, Inc., Ronald Terry and Edward Glassmeyer, each in his capacity as a representative of the former stockholders of Home Account Holdings, Inc. and Home Account Holdings, Inc. (Incorporated herein by reference to the Company's Current Report on Form 8-K filed with the Commission on January 26, 2001, as amended on March 26, 2001.)

          3.1 Certificate of Incorporation of InteliData Technologies Corporation. (Incorporated herein by reference to Appendix IV to the Joint Proxy Statement/Prospectus included in the Registration Statement on Form S-4 filed with the Commission on August 29, 1996, as amended (File No. 333-11081).)

         3.1.1 Amendment to the Company's Certificate of Incorporation, providing for the designation of a Series A Participating Cumulative Preferred Stock. (Incorporated herein by reference to the Company's Registration Statement on Form S-8 filed with the Commission on December 21, 1999 (File No. 333-93227).)

          3.2 Bylaws of InteliData Technologies Corporation. (Incorporated herein by reference to Appendix V to the Joint Proxy Statement /Prospectus included in the Registration Statement on Form S-4 filed with the Commission on August 29, 1996, as amended (File No. 333-11081).)

          4.1 Rights Agreement, dated as of January 21, 1998, by and between the Company and American Stock Transfer & Trust Company, as Rights Agent. (Incorporated herein by reference to the Registration Statement on Form 8-A filed with the Commission on January 26, 1998).

         4.1.1 Amendment No. 1 dated May 24, 2000 to the Rights Agreement, dated as of January 21, 1998, by and between the Company and American Stock Transfer & Trust Company, as Rights Agent. (Incorporated herein by reference to the Current Report on Form 8-A/A filed with the Commission on July 6, 2000).

          4.2 Registration Rights Agreement, dated as of January 11, 2001, by and among InteliData Technologies Corporation and the persons listed on Exhibit A thereto. (Incorporated herein by reference to the Company's Current Report on Form 8-K filed with the Commission on January 26, 2001, as amended on March 26, 2001.)

          5.1 Opinion of Hunton & Williams regarding the legality of the securities being registered.

         10.11 Merger Consideration Escrow Agreement, dated as of January 11, 2001, by and among InteliData Technologies Corporation, Home Account Holdings, Inc., SunTrust Bank, as escrow agent, and Edward Glassmeyer and Ronald Terry, each in his capacity as a representative of the former stockholders of Home Account Holdings, Inc. (Incorporated herein by reference to the Company's Current Report on Form 8-K filed with the Commission on January 26, 2001, as amended on March 26, 2001.)

         10.12 Indemnity Escrow Agreement, dated as of January 11, 2001, by and among InteliData Technologies Corporation, Home Account Holdings, Inc., SunTrust Bank, as escrow agent, and Edward Glassmeyer and Ronald Terry, each in his capacity as a representative of the former stockholders of Home Account Holdings, Inc. (Incorporated herein by reference to the Company's Current Report on Form 8-K filed with the Commission on January 26, 2001, as amended on March 26, 2001.)

         10.13 Note and Fee Exchange Agreement, dated as of January 11, 2001, by and among InteliData Technologies Corporation, Home Account Holdings, Inc.,U.S. Bancorp Piper Jaffray and the persons listed on Exhibit A thereto. (Incorporated herein by reference to the Company's Current Report on Form 8-K filed with the Commission on January 26, 2001, as amended on March 26, 2001.)

          23.1 Consent of Deloitte & Touche LLP.

          23.2 Consent of Deloitte & Touche LLP.

          23.3 Consent of Hunton & Williams (included in Exhibit 5.1).

          24.1 Power of Attorney (included on the signature page of this Registration Statement).